UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2020

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552
(Address of principal executive offices) (Zip Code)

 (516) 693-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2020, GTJ REIT, Inc., a Maryland corporation (the “Company”), encumbered certain properties, with a mortgage loan as described below. Specifically, on March 24, 2020, WU/LH 466 Bridgeport L.L.C., and GWL 20 East Halsey LLC, each a Delaware limited liability company and a subsidiary of the Company (collectively, the “Borrowers”), entered into a Loan Agreement (the “Loan Agreement”) with Transamerica Life Insurance Company (the “Lender”). The closing of the financing transaction took place on March 24, 2020.

The Loan Agreement provides for a cross-defaulted, cross-collateralized portfolio of commercial mortgage loans in the aggregate principal amount of $8.4 million (the “Loan”). The Loan is evidenced by secured promissory notes (each, a “Note” and collectively, the “Notes”).  Each Note is made by one of the Borrowers and the combined principal amounts of the Notes are equal to the amount of the Loan.  The Notes are secured by Mortgage, Security Agreement and Fixture Filings (“Mortgages”) encumbering two of the Borrowers’ properties located in Connecticut and New Jersey.

The term of each Note is 10 years and requires (i) interest-only payments at the rate of 3.45% per annum (the “Note Rate”) on the principal balance of the Note until April 1, 2022 and (ii) principal and interest payments (amortized over a 25-year period commencing at the end of the interest-only period) from May 1, 2022 through March 1, 2030.  The entire principal balance of each Note is due and payable on April 1, 2030, the Loan maturity date.  Subject to the terms of the Loan Agreement, each Note may be prepaid in whole upon not less than 30 days’ prior written notice to the Lender.  Subject to certain exceptions, upon prepayment, the Borrowers must remit a prepayment premium equal to the greater of (i) 1% of the prepayment amount and (ii) a yield protection amount calculated in accordance with the terms of the Notes. If a default exists, the outstanding principal balance of the Notes shall, at the option of the Lender, bear interest at a rate equal to the lesser of (i) 10% per annum over the Note Rate and (ii) the highest rate of interest permitted to be paid or collected by applicable law with respect to the Loan. The Notes contain other terms and provisions that are customary for instruments of this nature.

In addition, the Company executed certain Guarantees (the “Guarantees”) in favor of the Lender under which the Company agreed to guarantee certain obligations of the Borrowers.  The Company and the Borrowers also executed certain Environmental Indemnity Agreements (the “Environmental Indemnities”) for each property in favor of the Lender under which the Company and the Borrowers agreed to indemnify the Lender for certain environmental matters.

The parties also entered into several side agreements and instruments to facilitate the financing transaction (collectively, with the Loan Agreement, Mortgages, Notes, Guarantees, and Environmental Indemnities, the “Loan Documents”). The Loan Documents include representations, warranties, affirmative and restrictive covenants and other provisions customary for transactions of this nature. The Loan Documents also includes customary events of defaults. Upon the occurrence of an event of default, the Lender may avail itself of various customary remedies under the Loan Documents or applicable law, including accelerating the Loan and realizing on the real property collateral.

The foregoing description of the Loan Agreement, the Notes, Mortgages, the Guarantees, the Environmental Indemnities and other agreements and instruments in connection therewith does not purport to be complete and is qualified in its entirety by reference to such agreements and instruments. Copies of the Loan Agreement, the Notes, the Mortgages, the Guarantees and the Environmental Indemnities will be included as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020. Such agreements and instruments contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to such agreements and instruments and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in such agreements and instruments by disclosures that were made to the other party in connection with the negotiation of such agreements and instruments;

•	may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and

•	were made only as of the date of such agreements and instruments or such other date or dates as may be specified in such agreements and instruments.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.

As previously disclosed, the Company’s operating partnership, GTJ Realty, LP, a Delaware limited partnership, is party to a Credit Agreement, dated December 2, 2015, as amended (the “Credit Agreement”) with Keybank National Association and Keybanc Capital Markets Inc., as lead arranger, which provides for a $50.0 million revolving line of credit facility (the “Key Bank Credit Facility”).  A description of the material terms of the Key Bank Credit Facility is set forth in “Note 5. Secured Revolving Credit Facility” of the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 24, 2020, which description is incorporated in this Item 2.03 by reference.

As of December 31, 2019, $40.0 million was outstanding under the Key Bank Credit Facility. On March 27, 2020, the Company drew down $10.0 million under the Key Bank Credit Facility, so that a total of $50.0 million is currently outstanding.  The Company increased its borrowings under the Key Bank Credit Facility as a precautionary measure in order to increase liquidity and preserve financial flexibility in light of current uncertainty resulting from the COVID-19 pandemic.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The information contained in the forward looking statements is inherently uncertain, and the Company’s actual results may differ materially due to a number of factors, many of which are beyond the Company’s ability to predict or control, including, among many others, uncertainties relating to changes in general economic and real estate conditions, uncertainties related to the impact of the recent outbreak of COVID-19, uncertainties relating to the implementation of our real estate investment strategy, uncertainties relating to financing availability and capital proceeds, uncertainties relating to the closing of property acquisitions or dispositions, uncertainties related to the timing and availability of distributions, as well as other risks and uncertainties that could affect the Company’s future operating results which are more fully described in the Company’s Securities and Exchange Commission filings, including the Annual Report Form 10-K for the year ended December 31, 2019, as supplemented by our subsequent filings under the Securities Exchange Act of 1934, as amended. These filings are available at www.sec.gov. The Company expressly disclaims any obligation to update or revise these or any other forward-looking statements to reflect any change in expectations or change in events, conditions, or circumstances on which any such statement is based, unless otherwise required by law.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date: March 30, 2020	By:	/s/ Louis Sheinker
Louis Sheinker
President and Chief Operating Officer